Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-252569) and Form S-8 (No. 333-254307) of Landsea Homes Corporation of our report dated March 16, 2022 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 29, 2024